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                                                             EXHIBIT 10.11


                                  AMENDMENT TO MASTER EQUIPMENT LEASE AGREEMENT
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     THIS AMENDMENT dated as of February 2, 1999 amends that certain Master
Equipment Lease Agreement dated as of May 12, 1997 between KEYCORP LEASING, A DIVISION OF KEY CORPORATE CAPITAL INC., as Lessor, and R-B RUBBER PRODUCTS, INC., as Lessee (the "Master Lease"). Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Master Lease.

     Lessor and Lessee hereby agree that the Master Lease will be amended, with respect to each Equipment Schedule executed in connection therewith, to add the following section:

LESSEE'S FINANCIAL COVENANTS. Lessee hereby covenants with Lessor as follows:

1. TANGIBLE NET WORTH: Lessee shall maintain a Tangible Net Worth of not less than $4,500,000; calculated at end of each quarter.

2. CURRENT RATIO: Lessee shall maintain a ratio of current assets to current liabilities in excess of 1.50 to 1.00; calculated at end of each quarter.

3.   DEBT SERVICE COVERAGE RATIO: its Debt Coverage Ratio shall not be less than
     1.30 to 1.00, as measured on a fiscal basis.

DEFINITIONS:

     a)   "CURRENT ASSETS" shall be defined by GAAP, minus prepaid expenses.

     b)   "CURRENT LIABILITIES" shall be defined by GAAP.

     c)   "DEBT" means all of the Lessee's liabilities excluding Subordinated
          Debt.

     d) "TANGIBLE NET WORTH " means Lessee's total assets excluding all intangible assets (i.e. goodwill, trademarks, patents, copyrights, organizational expenses and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

     e) "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (1) the sum of net income before taxes, interest expense, depreciation, amortization and other non-cash expenses, excluding any extraordinary gains or losses, to (2) the sum of interest expense and current maturities of long term debt and capital lease obligations.

     Except as modified hereby, all of the terms, covenants and conditions of the Master Lease shall remain in full force and effect and are in all respects hereby ratified and affirmed.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

LESSOR:                                 LESSEE:

KEYCORP LEASING,                        R-B RUBBER PRODUCTS, INC.
A DIVISION OF KEY CORPORATE
CAPITAL INC.

By:                                     By:   [Illegible]
   --------------------------------         -----------------------------------
Name:                                   Name:
Title:                                  Title: SR. V.P.


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